exhibit 5.1

LAW OFFICES

THOMPSON WELCH SOROKO & GILBERT LLP

450 PACIFIC AVENUE, SUITE 200

SAN FRANCISCO, CA 94133-4645

(415) 262-1200

FACSIMILE
(415) 262-1212

SAN RAFAEL OFFICE
(415) 448-5000

January 26, 2021

AgeX Therapeutics, Inc.

965 Atlantic Avenue, Suite 101

Alameda, California 94501

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its filing, on the date hereof, of a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus, which provides that it will be supplemented by one or more prospectus supplements, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time in one or more primary offerings by the Company of up to $50,000,000 in aggregate offering price of (a) shares of the common stock, par value $0.0001 per share of the Company (the “Common Stock”), (b) shares of the preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), (c) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (d) units comprised of one or more of Common Stock, Preferred Stock, or Warrants in any combination (the “Units”). The Common Stock, Preferred Stock, Warrants, Units, and any shares of Common Stock or Preferred Stock included in Units or issuable upon exercise of Warrants or conversion of convertible Preferred Stock, are collectively referred to as the “Primary Offering Securities”.

Also included in the Registration Statement is a prospectus supplement for the offer and sale of up to $12,600,000 of shares of Common Stock from the Primary Offering Securities, which may be offered and sold from time to time in “at the market” transactions within the meaning of Rule 415(a)(4) under the Securities Act pursuant to a Sales Agreement with Chardan Capital Markets LLC acting as sales agent for the Company (the “ATM Offering”).

The Registration Statement also pertains to shares of Common Stock (the “Resale Shares”) that are being registered for resale by a securityholder referenced in the base prospectus as the Selling Securityholder. The Resale Shares include 16,447,500 shares of Common Stock that are issued and outstanding and held by the Selling Securityholder as of the date of this opinion, and 3,248,246 shares that are issuable upon the exercise of certain Common Stock purchase warrants (“Resale Warrants”) that are held by the Selling Securityholder as of the date of this opinion.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have been advised by the Company that, and for purposes of this opinion we have assumed, the following:

1.	The powers, preferences and rights, and the qualifications, limitations or restrictions of any series of Preferred Stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock, and the number of shares of each series of Preferred Stock, will be set forth in a certificate of designation to be approved by the board of directors of the Company (the “Board”), or in an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to be approved by the Board and the Company’s stockholders, and that one or both of those documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Preferred Stock offered pursuant to the Registration Statement will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

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2.	Any series of Warrants may be issued pursuant to a form of warrant and/or a warrant agreement to be entered into by the Company and a transfer agent or other financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants offered pursuant to the Registration Statement will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

3.	The Units may be issued pursuant to one or more unit agreements to be entered into by the Company, a transfer agent or other financial institution as unit agent and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”), and the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units offered pursuant to the Registration Statement will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) to the extent necessary, a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) describing the Primary Offering Securities, other than the ATM Offering shares as to which a prospectus supplement is included in the Registration Statement; (vii) all Primary Offering Securities and Resale Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, underwriting agreement, sales agency agreement, or similar agreement with respect to any Primary Offering Securities, including the Sales Agreement with respect to the ATM Offering, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have available from its authorized capital stock, a number of shares of Common Stock or Preferred Stock sufficient to issue all Primary Offering Securities offered for sale pursuant to the Registration Statement, and those Resale Shares that are issuable upon the exercise of the warrants held by the Selling Securityholder and included in the Registration Statement; (x) while the Company’s offer and sale of securities under the Registration Statement is subject to General Instruction I.B.6 to Form S-3: (a) the amount of Primary Offering Securities sold by the Company in any 12 month period shall not exceed the amount permitted by such instruction; (b) the Company shall not be a shell company defined in Rule 405 under the Securities Act; and (c) the Company shall have at least one class of common equity securities listed and registered on a national securities exchange; (xi) any certificates representing the Primary Offering Securities or Resale Shares will be duly executed and delivered by the Company and a duly appointed transfer agent and registrar, and (xii) each Warrant Agreement or Unit Agreement governing Warrants or Units that may be issued will be duly authorized, executed, and delivered by all parties thereto, including any warrant agent or unit agent, all of whom will have the legal capacity so to do.

We have examined the Registration Statement, including the exhibits thereto. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of California and the Delaware General Corporation Law and the Federal laws of the United States of America. The Primary Offering Securities and the Resale Shares may be offered and sold, on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations under the Securities Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.	The Common Stock included in the Primary Offering Securities, other than those shares issuable in the ATM Offering, will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration that the Board or such committee determines as adequate, (ii) the Company has received the consideration for the issuance of the Common Stock provided for in the applicable authorizing resolutions of the Board or an authorized committee thereof, and (iii) the consideration received by the Company for the issuance of the Common Stock is valid consideration for the issuance of shares of capital stock under the Delaware General Corporation Law.

2.	The shares of Common Stock included in the ATM Offering, when offered and sold pursuant to the Sales Agreement, will be validly issued, fully paid and nonassessable upon the Company’s receipt of payment of the purchase price of such shares as provided in the Sales Agreement.

3.	The Preferred Stock included in the Primary Offering Securities will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board or such committee determines as adequate, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been duly established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Board, or an amendment to the Certificate of Incorporation approved by the Board and the Company’s stockholders, has been filed with the State of Delaware, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and the bylaws of the Company, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Company has received the consideration for issuance of the Preferred Stock provided for in the applicable authorizing resolutions; and (vi) the consideration received by the Company for the issuance of the Preferred Stock is valid consideration for the issuance of shares of capital stock under the Delaware General Corporation Law.

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4.	Any series of Warrants included in the Primary Offering Securities to be offered pursuant to the Registration Statement will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Delaware, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of the Warrants in exchange for consideration that the Board or such committee determines as adequate, and such authorization includes the terms upon which such Warrants are to be issued, the form and content of the Warrant certificates, and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized by the Board or an authorized committee thereof, and has been duly executed and delivered by the Company, by any warrant agent named therein, and by any other party to the Warrant Agreement; (iii) the terms of the offer, issuance and sale of the Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable authorizing resolutions, and the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, (vi) the Company has received for the issuance of the Warrants the consideration authorized by the Board or an authorized committee thereof; and (vii) the consideration to be received by the Company for the issuance of shares upon the exercise of the Warrants is valid consideration for the issuance of shares of capital stock under the Delaware General Corporation Law.

5.	Any Units included in the Primary Offering Securities to be offered pursuant to the Registration Statement (the “Units”) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Delaware, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of the Units in exchange for consideration that the Board or such committee determines as adequate, and such authorization includes the terms upon which the Units are to be issued, the form and content of Unit certificates, if any, and the consideration for which the Units are to be issued, (ii) a Unit Agreement, if any, relating to the Units has been duly authorized, executed and delivered has been duly authorized by the Board or an authorized committee thereof, by any unit agent named therein, and by any other party to the Unit Agreement; (iii) the terms of the offer, issuance and sale of the Units have been duly established in conformity with the Unit Agreement, if any, (iv) the Unit Agreement, if any, and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units, if issued in certificated form, have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable authorizing resolutions, and the Unit Agreement, if any, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, (vi) the Company has received the consideration for the issuance of the Units provided for in the applicable authorizing resolutions; and (vii) the consideration to be received by the Company for the issuance of shares upon the exercise of the Units is valid consideration for the issuance of shares of capital stock under the Delaware General Corporation Law.

6.	The shares of Common Stock that are outstanding and held by the Selling Securityholder as of the date of this opinion and included in the Resale Shares are validly issued, fully paid and nonassessable.

7.	The Resale Warrants held by the Selling Securityholder as of the date of this opinion are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of California.

8.	When issued and sold upon exercise of the Resale Warrants pursuant to the terms and conditions of the warrant agreements governing the Resale Warrants, including payment of the purchase price for such shares, the Resale Shares issued upon such exercise shall be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a)	the enforceability of any Primary Offering Securities (including but not limited to any Warrant Agreement and any Unit Agreement) and Resale Warrants may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles;

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(b)	we do not express any opinion other than the opinions expressly stated above with respect to any agreement, including but not limited to (i) any underwriting agreement or sales agency agreement, (ii) any Warrant Agreement, and (iii) any Unit Agreement, into which the Company may in the future enter in connection with the offer and sale of Primary Offering Securities;

(c)	we have assumed that the laws of the State of Delaware will be chosen to govern the Warrant Agreements, Warrants, Unit Agreements, if any, and Units, and that such choice of law is and will be a valid and legal provision; and

(d)	references to authorizing resolutions are references to resolutions duly adopted by the Board or an authorized committee of the Board with respect to the issuance, offer, and sale of the applicable Primary Offering Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Primary Offering Securities, the Resale Shares, the Resale Warrants, or the Registration Statement.

Very truly yours,

/s/ Thompson Welch Soroko & Gilbert LLP
Thompson Welch Soroko & Gilbert LLP